SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2022

GREEN VISION BIOTECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55210	98-1060941
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Rooms 1804-06, 18/F., Wing On House,

71 Des Voeux Road Central,

Hong Kong SAR, China

(Address of registrant’s principal executive offices)

 +852-94929967

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 15(d) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 13, 2022, Green Vision Biotechnology Corp. (the “Company”) announced that the Company’s Board of Directors has determined to effect a suspension of its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), by voluntarily filing a Form 15 with the Securities and Exchange Commission (“SEC”) on September 20, 2022.

Upon the filing of the Form 15, the Company’s obligation to file certain Exchange Act reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, will immediately be suspended.

The Company intends to maintain its public listing on the OTC Pink Sheets market and plans to continue to disclose company information via the OTC Markets reporting service.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated September 13, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN VISION BIOTECHNOLOGY CORP.

Dated: September 14, 2022

/s/ William Ching Wan Lam
By: William Ching Wan Lam, Chief Executive Officer

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